Exhibit 99.2

HORIZON LINES REPORTS FOURTH QUARTER 2005 EARNINGS

CHARLOTTE, North Carolina, February 24, 2006 - Horizon Lines, Inc. (NYSE: HRZ) reported a gain in fourth quarter 2005 earnings versus the 2004 fourth quarter, adjusted to exclude the impact of non-recurring expenses associated with the Company’s initial public offering (IPO) in September 2005, a December 2004 debt issuance, and the July 2004 acquisition of the Company.

Including non-recurring IPO and transaction-related expenses, the net loss for the fourth quarter 2005 was $(10.9) million or $(.38) per share, compared to a net loss of $(5.2) million, or $(.62) per share in the 2004 fourth quarter. However, after adjustment to exclude non-recurring IPO and transaction related expenses, adjusted net income was $4.9 million or $.15 per share in the fourth quarter of 2005, compared to an adjusted net loss of $(2.0) million or $(.06) per share in the fourth quarter of 2004.

Operating revenue increased by $5.6 million or 2.0% to $279.0 million for the fourth quarter of 2005 versus $273.4 million in the 2004 fourth quarter.

Operating income for the fourth quarter 2005 was $12.5 million compared to $5.2 million in the fourth quarter 2004. Absent the non-recurring IPO and transaction related expenses, fourth quarter 2005 operating income would have been $20.0 million, an increase of $12.7 million or 174.0% over the $7.3 million in the fourth quarter of 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $15.9 million for the fourth quarter of 2005 compared to $27.8 million for the 2004 fourth quarter. Excluding the non-recurring IPO and transaction related expenses, EBITDA was $36.6 million in the 2005 fourth quarter versus $29.9 million in the fourth quarter of 2004, an improvement of $6.7 million or 22.4%. Please see attached reconciliation from net income to EBITDA.

“The fourth quarter capped a terrific year for Horizon Lines in many ways,” said Chuck Raymond, President and Chief Executive Officer. “Operating revenue surpassed a record billion dollars and earnings also set new highs after adjustment for non-recurring IPO and transaction costs. Significant investments in both our vessel and container fleets continued. Our senior management team was further strengthened by the appointment of retired four-star General John Handy to Executive Vice President and a number of other senior level promotions and realignments. Some of the most revered and demanding companies in America once again recognized Horizon Lines for service excellence. As we enter the 50th year of containerized shipping in 2006 in the industry our predecessor, Sea-Land Service, Inc., founded, we will continue to make every effort to win new business, improve capacity utilization, realize additional operating efficiencies, increase the portion of higher value added services sold, and build on our reputation for excellent performance and customer service.”

Company executives will provide additional perspective on the Company’s quarterly results during its fourth quarter earnings call, beginning at 11:00 a.m., Eastern Time, today. Those interested in participating in the call may do so by dialing 1-800-218-0713 and asking for the Horizon Lines Earnings Call. Presentation materials and a live audio webcast will be accessible at Horizon Lines’ website at www.horizonlines.com. In addition, Horizon Lines’ detailed financial information contained in its Form 10-K document will be posted on www.horizonlines.com, after filing with the Securities and Exchange Commission in early March.

Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 37% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam.

This press release includes “forward-looking statements,” as defined by federal securities laws, with respect to financial condition, results of operations and business. All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: substantial debt; restrictive covenants under our debt; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; raising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones-Act competitor; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the loss of our key management personnel; actions by our significant stockholder, and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation and specifically decline any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Michael Avara of Horizon Lines, Inc. 1 704 973 7000, or mavara@horizonlines.com

Horizon Lines, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share amounts)

	December 25, 2005	December 26, 2004
Assets
Current assets:
Cash and cash equivalents	$41,450	$56,766
Accounts receivable, net of allowance	119,838	110,801
Income tax receivable	470	9,354
Deferred tax asset	16,380	3,997
Materials and supplies	26,355	21,680
Other current assets	5,969	7,019

Total current assets	210,462	209,617
Property and equipment, net	200,597	190,123
Goodwill	306,724	306,680
Intangible assets, net	191,502	215,732
Other long term assets	18,034	15,640

Total assets	$927,319	$937,792

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,368	$25,275
Current portion of long term debt	2,500	2,500
Other accrued liabilities	118,483	114,590

Total current liabilities	143,351	142,365

Long term debt, net of current	527,568	609,694
Deferred tax liability	61,880	56,039
Deferred rent	40,476	44,949
Other long-term liabilities	2,284	2,429

Total liabilities	775,559	855,476

Preferred stock	—	56,708
Stockholders’ equity:
Common Stock, $.01 par value, 50,000,000 shares authorized and 33,544,170 and 16,345,421 issued and outstanding at December 25, 2005 and December 26, 2004, respectively	336	163
Additional paid in capital	179,590	26,530
Accumulated other comprehensive income	74	71
Retained deficit	(28,240)	(1,156)

Total stockholders’ equity	151,760	25,608

Total liabilities and stockholders’ equity	$927,319	$937,792

Horizon Lines, Inc. and Subsidiaries and Predecessor Company

Consolidated and Combined Statements of Operations

($ in thousands, except share and per share amounts)

	Horizon Lines, Inc.		Predecessor A
	For the period December 27, 2004 through December 25, 2005	For the period July 7, 2004 through December 26, 2004	For the period December 22, 2003 through July 06, 2004
Operating revenue	$1,096,156	$481,898	$498,430

Operating expense:
Operating expense (excluding depreciation expense)	867,307	377,468	402,875
Depreciation and amortization	51,141	24,633	20,937
Amortization of vessel dry-docking	15,766	7,118	8,743
Selling, general and administrative	114,639	41,482	43,323
Miscellaneous expense	649	269	1,891

Total operating expense	1,049,502	450,970	477,769

Operating income	46,654	30,928	20,661

Other expense:
Interest expense, net	51,357	21,770	5,111
Interest expense – preferred units of subsidiary	—	—	2,686
Loss on early extinguishment of debt	13,154	—	—
Other expense, net	26	15	7

Income (loss) before income taxes	(17,883)	9,143	12,857
Income tax expense	438	3,543	4,896

Net income (loss)	(18,321)	5,600	7,961

Less: accretion of preferred stock	5,073	6,756	—

Net income (loss) available to common stockholders	$(23,394)	$(1,156)	$7,961

Net income (loss) per share:
Basic	$(1.05)	$(.07)	$9.95
Diluted	$(1.05)	$(.07)	$8.94

Number of shares used in calculations:
Basic	22,376,797	15,585,322	800,000
Diluted	22,381,756	15,585,322	890,138

Horizon Lines, Inc. and Subsidiaries and Predecessor Company

Consolidated and Combined Statements of Cash Flows

($ in thousands)

	Horizon Lines, Inc.		Predecessor A
	For the period December 27, 2004 through December 25, 2005	For the period July 7, 2004 through December 26, 2004	For the period December 22, 2003 through July 06, 2004
Cash flows from operating activities:
Net income (loss)	$(18,321)	$5,600	$7,961

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	31,580	15,187	19,385
Amortization	19,561	9,446	1,552
Amortization of vessel dry-docking	15,766	7,118	8,743
Amortization of deferred financing costs	3,363	1,303	550
Deferred income taxes	(7,394)	4,644	2,968
Loss (gain) on equipment disposals	(993)	(140)	24
Loss on early extinguishment of debt	13,154	—	—
Accretion on 11% senior discount notes	12,057	549
Accretion of preferred units of subsidiary	—	—	2,686
Stock based compensation	19,052	—	1,765
Tax benefit from exercise of stock options	5,495	9,494	—
Changes in operating assets and liabilities:
Accounts receivable	(9,037)	8,633	(13,678)
Materials and supplies	(5,309)	(161)	(3,020)
Other current assets	9,846	(8,390)	(6,152)
Accounts payable	(2,907)	(3,203)	200
Accrued liabilities	3,470	26,079	(13,152)
Vessel dry-docking payments	(16,038)	(2,075)	(10,198)
Other assets/liabilities	(2,464)	(1,287)	(2,562)

Net cash provided by (used in) operating activities	70,881	72,797	(2,928)

Cash flows from investing activities:
Purchases of equipment	(41,234)	(11,000)	(21,889)
Acquisition of company		(663,031)	—
Transaction costs associated with acquisition	—	(246)	—
Proceeds from sale of equipment	2,417	354	1,399
Other investing activities		—	(150)

Net cash used in investing activities	(38,817)	(673,923)	(20,640)

Cash flows from financing activities:
Initial capitalization of Company	—	87,027	—
Borrowing under 13% promissory notes	—	70,000	—
Borrowing of term loans	—	250,000	—
Issuance of senior notes	—	362,819	—
Borrowing under line of credit	—	6,000	—
Payment on line of credit	—	(6,000)	—
Payment of financing costs	(1,754)	(4,800)	—
Sale of stock	1,108	20,655	—
Capital contribution	—	—	—
Initial public offering proceeds	143,750	—	—
Costs associated with initial public offering	(15,717)	—	—
Prepayments of long-term debt	(96,196)	(70,000)	—
Payment of interest on convertible debt	—	(3,506)	—
Redemption premiums	(9,522)	—	—
Principal payments on long-term debt	(2,500)	(625)	—
Redemption of preferred stock	(62,689)	(53,613)	—
Dividend to stockholders	(3,690)	—	—
Payments on capital lease obligation	(170)	(65)	(87)

Net cash provided by (used in) financing activities	(47,380)	657,892	(87)

Net increase (decrease) in cash and cash equivalents	(15,316)	56,766	(23,655)
Cash and cash equivalents at beginning of period	56,766	—	41,811

Cash and cash equivalents at end of period	$41,450	$56,766	$18,156

Horizon Lines, Inc. and Subsidiaries and Predecessor Company

Condensed Quarterly Financial Data (Unaudited)

($ in thousands, except per share amounts)

	Quarter Ended December 25, 2005	Quarter Ended December 26, 2004
Operating revenue	$278,975	$273,374
Operating income	12,463	5,198
Net loss	(10,893)	(5,216)
Less: accretion of preferred stock	1,472	4,959
Net loss available to common stockholders	(12,365)	(10,175)
Basic net loss per share	(.38)	(.62)
Diluted net loss per share	(.38)	(.62)

Horizon Lines, Inc. and Subsidiaries

Adjusted Net Income (Loss)

($ in millions)

	Quarter Ended December 25, 2005	Quarter Ended December 26, 2004	Twelve Months Ended December 25, 2005	Twelve Months Ended December 26, 2004
Net Income (Loss)	$(10.9)	$(5.2)	$(18.3)	$13.6
Adjustments(a)
Purchase Price Accounting Depreciation & Amortization	—	—	—	(7.3)
Stock Compensation Expense	7.3	—	19.3	1.8
Management Fees	—	1.3	9.7	2.2
Transaction Related Expense	0.2	0.8	2.1	1.1
Loss on Extinguishment of Debt	13.2	—	13.2	—
Interest Expense Reduction (Increase)	1.2	3.1	8.8	(10.7)
Tax Impact	(6.1)	(2.0)	(13.1)	4.9

Total Adjustments	15.8	3.2	40.0	(8.0)

Adjusted Net Income (Loss)	$4.9	$(2.0)	$21.7	$5.6

(a)	These changes are not expected to occur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Adjusted Operating Income

($ in millions)

	Quarter Ended December 25, 2005	Quarter Ended December 26, 2004	Twelve Months Ended December 25, 2005	Twelve Months Ended December 26, 2004
Operating Income	$12.5	$5.2	$46.7	$51.6
Adjustments(a)
Purchase Price Accounting Depreciation & Amortization	—	—	—	(7.3)
Stock Compensation Expense	7.3	—	19.3	1.8
Management Fees	—	1.3	9.7	2.2
Transaction Related Expense	.2	.8	2.1	1.1

Total Adjustments	7.5	2.1	31.1	(2.2)

Adjusted Operating Income	$20.0	$7.3	$77.8	$49.4

(a)	These charges are not anticipated to recur regularly in the ordinary course of business.

Horizon Lines, Inc. and Subsidiaries

Net Income / EBITDA Reconciliation

($ in millions)

	Quarter Ended December 25, 2005	Quarter Ended December 26, 2004	Twelve Months Ended December 25, 2005	Twelve Months Ended December 26, 2004
Net Income (Loss)	$(10.9)	$(5.2)	$(18.3)	$13.6
Tax Expense (Benefit)	(2.0)	(3.7)	0.4	8.4
Interest Expense	12.8	14.2	53.1	29.8
Depreciation & Amortization	16.0	22.5	66.9	61.4

EBITDA	15.9	27.8	102.1	113.2
Stock Compensation Expense	7.3	—	19.3	1.8
Management Fees	—	1.3	9.7	2.2
Transaction Related Expenses	0.2	.8	2.1	1.1
Loss on Extinguishment of Debt	13.2	—	13.2	—

Adjusted EBITDA	$36.6	$29.9	$146.4	$118.3

Note: EBITDA is defined as net income plus interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require Horizon Lines Holding Corp. to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.